INFONOW CORPORATION
                        1875 Lawrence Street, Suite 1100
                                Denver, CO 80202


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 21, 2000

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of InfoNow Corporation, a Delaware corporation ("InfoNow" or the "Company"), will be held on April 21, 2000 at InfoNow's corporate offices, 1875 Lawrence Street, Suite 1100, Denver, Colorado at 3:00 p.m. local time. The items of business, all of which are more completely set forth in the accompanying proxy statement, are:

1. Election of four (4) directors to serve until the next Annual Meeting of Stockholders, or until their successors are elected and qualified.
2.   Approval of the 1999 Stock Option Plan.
3.   Ratification of the appointment of auditors.
4.   Such other matters as may properly come before the meeting.

The Board of Directors has fixed the close of business on March 8, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. All stockholders are cordially invited to attend the Annual Meeting but only stockholders of record are entitled to notice of and to vote at the Annual Meeting. A list of such stockholders will be available for inspection at InfoNow during ordinary business hours for the ten-day period prior to the Annual Meeting.

In order for the proposals listed above to be approved, each proposal must be approved by the affirmative vote of holders of a majority of shares, voting as a group.

                                     BY ORDER OF THE BOARD OF DIRECTORS

                                     /s/ Kevin D. Andrew

                                     Kevin D. Andrew
                                     Secretary of the Company

                                     March 27, 2000

WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING OR NOT, IT IS IMPORTANT THAT YOU PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD, OR VOTE VIA THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ON THE CARD. THIS WILL ENSURE A QUORUM AT THE ANNUAL MEETING AND AVOID ADDITONAL EXPENSE TO THE COMPANY FOR FURTHER SOLICITATION. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

                               INFONOW CORPORATION
                        1875 Lawrence Street, Suite 1100
                                Denver, CO 80202

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                                 April 21, 2000

                             SOLICITATION OF PROXIES

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of InfoNow Corporation (the "Board"), a Delaware corporation ("InfoNow" or the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held on April 21, 2000 at 3:00 p.m. local time, at the Company's offices, 1875 Lawrence Street, Suite 1100, Denver, Colorado, and at any and all adjournments of such meeting.

     If the enclosed Proxy Card is properly executed and returned in time to be voted at the meeting, the shares of Common Stock represented will be voted in accordance with the instructions contained therein. Executed proxies that contain no instructions will be voted FOR each of the proposals described herein. Abstentions (proxies not returned) and broker non-votes will be treated as Stockholders absent from the Annual Meeting and will not be included in vote totals. The proxies will be tabulated and votes counted by American Securities Transfer & Trust, Inc. It is anticipated that this Proxy Statement and the accompanying Proxy Card will be mailed to the Company's Stockholders on or about March 27, 2000.

     Stockholders who execute proxies for the Annual Meeting may revoke their proxies at any time prior to their exercise by delivering written notice of revocation to the Company, by delivering a duly executed Proxy Card bearing a later date, or by attending the meeting and voting in person.

     The costs of the meeting, including the costs of preparing and mailing the Proxy Statement and Proxy, will be borne by the Company. Additionally, the Company may use the services of its directors, officers and employees to solicit proxies, personally or by telephone, but at no additional salary or compensation. The Company will also request banks, brokers, and others who hold shares of common stock of the Company in nominee names to distribute proxy soliciting materials to beneficial owners, and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

                            OUTSTANDING CAPITAL STOCK

     The record date for Stockholders entitled to vote at the Annual Meeting is March 8, 2000. At the close of business on that day, there were 7,247,614 shares of common stock, par value $0.001 per share, (the "Common Stock") of the Company outstanding and entitled to vote at the meeting and 250,000 shares of Series B preferred stock, $0.001 par value per share, of the Company ("Preferred Stock") outstanding and entitled to vote at the meeting. ( The Common Stock and Preferred Stock shall be referred to collectively as the "Stock" in this Proxy Statement).

                               QUORUM AND VOTING

     The presence, in person or by proxy, of the holders of a majority of the outstanding Stock is necessary to constitute a quorum for each matter voted upon at the Annual Meeting. In deciding all questions, a holder of Common Stock is entitled to one vote, in person or by proxy, for each share held in his or her name on the record date. A holder of Preferred Stock is entitled to one vote per share of Common Stock into which each share of Preferred Stock is convertible. As of March 8, 2000, the outstanding shares of Preferred Stock were convertible into 950,570 shares of Common Stock. Abstentions and broker non-votes, if any, will not be included in vote totals and, as such, will have no effect on any proposal.

                        ACTION TO BE TAKEN AT THE MEETING

     The accompanying proxy, unless the Stockholder otherwise specifies in the proxy, will be voted (i) FOR the approval of the 1999 Stock Option Plan, (ii) FOR the election of each of the four nominees named herein for the office of director, (iii) FOR the selection of Deloitte & Touche, LLP, independent public accountants, as the auditors of the Company for the fiscal year ending December 31, 2000, and (iv) at the discretion of the proxy holders, on any other matter that may properly come before the meeting or any adjournment thereof.

     Where Stockholders have appropriately specified how their proxies are to be voted, they will be voted in accordance with such instructions. If any other matter of business is properly brought before the meeting, the proxy holders may vote the proxies on such matters at their discretion. The directors do not know of any such other matter or business.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table and notes set forth as of March 8, 2000, the number of shares of the Company's outstanding voting securities beneficially owned by (i) the Company's Chief Executive Officer and by the next four highest compensated executive officers who were serving as executive officers at the end of the 1999 fiscal year whose individual total cash compensation for the 1999 fiscal year exceeded $100,000 (the "Named Executive Officers"), (ii) each director and nominee for director of the Company, (iii) all executive officers and directors of the Company as a group and (iv) each person or group of persons known by the Company to beneficially own more than five percent (5%) of the outstanding voting securities of the Company. All information is taken from or based upon ownership filings made by such persons with the Commission or upon information provided by such persons to the Company.


                                      Amount and                                 Shares Beneficially
                                      Nature of          Percent of Class        Owned Which May be
Name and Address of                   Beneficial           Beneficially          Acquired Within 60
Beneficial Owner                      Ownership              Owned(2)                  Days(3)
-------------------------------     ---------------      ------------------     ----------------------

Officers and Directors(1):

Michael W. Johnson                    1,345,759                 14.7%                  1,032,323
W. Brad Browning                        339,500                  4.0%                    270,833
Duane Wentworth                          20,000                  0.2%                     20,000
Michael D. Basch                        120,786                  1.5%                    112,361
Stuart Fullinwider                      353,333                  4.1%                     13,333
Kevin D. Andrew                         195,391                  2.3%                    177,613
Donald Kark                             182,111                  2.2%                    182,111

All Officers and Directors as
a Group (9 persons):                  2,590,019                 25.9%                  1,856,213

Principal Stockholders:

Donald E. Cohen(4)                      541,995                  6.6%                     66,995

Nahum Rand                              391,577(5)               4.8%                     60,333
2200 Sacramento #105
San Francisco, CA  94115

Putnam Investments                      950,570(6)              11.7%                    950,570
7 Shattuck Road
Andover, MA 01810-2450

Putnam OTC and Emerging
Growth Fund                             760,456(7)               9.3%                    760,456
7 Shattuck Road
Andover, MA 01810-2450

--------------

(1) Unless otherwise indicated, address of record is 1875 Lawrence St., Ste. 1100, Denver, CO 80202.
(2) Beneficial ownership is determined in accordance with the rules of the Commission, and generally includes voting power and/or investment power with respect to securities. Shares of Common Stock subject to options or warrants which are currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the Company understands that the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(3) Represents the number of common shares set forth in column 1 that the beneficial owner has the right to obtain through the exercise of warrants or options that are currently exercisable or that are exercisable within the next 60 days from March 8, 2000.
(4)  Mr. Cohen resigned as a director effective January 31, 2000.
(5) Includes 125,000 shares of common stock held by the Rand Family Trust. Mr. Rand and his wife Jane Rand are the trustees of the trust and have sole voting and disposition power of the Trust.
(6) Represents on an as-converted to Common Stock basis 200,000 shares of Series B Preferred Stock held by Putnam OTC and Emerging Growth Fund, and 50,000 shares of Series B Preferred Stock held by Putnam Emerging Information Sciences Fund.
(7) Represents 200,000 shares of Series B Preferred Stock on an as-converted to Common Stock basis. Putnam OTC and Emerging Growth Fund is managed by a subsidiary of Putnam Investments who also beneficially owns such shares.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS
Nominees

     Pursuant to the Bylaws of the Company, the authorized number of directors of the Company has been set at five. The Board has nominated four persons to be directors and four directors are to be elected at the meeting. Each nominee will be elected to hold office until the next annual meeting of Stockholders or until his successor is elected and qualified. Proxy holders will not be able to vote the proxies held by them for more than four persons. If a quorum is present, the four nominees having the highest number of votes cast in favor of their election will be elected. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his stead, of any other person the Board may recommend. Each nominee has expressed his intention to serve the entire term for which election is sought.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH NOMINEE FOR THE BOARD OF DIRECTORS.

     The Board of Directors' nominees for the office of director are as follows:

     Michael W. Johnson, 38, has been Chief Executive Officer and President and a director of the Company since October 1995. In September of 1998, Mr. Johnson was elected Chairman of the Board. From 1990 to October 1995, Mr. Johnson was a consultant with McKinsey & Company, an international management consulting firm, where he served leading technology companies in the United States and Europe on issues of growth, strategy, customer service, and mergers and acquisitions. Mr. Johnson received a Bachelor of Science degree in Applied and Engineering Physics, and a Bachelors of Arts degree in English from Cornell University, a Diplome from Universite de Paris, and a Masters of Business Administration degree from Stanford University Graduate School of Business.

     Duane Wentworth, 70, has been a director since July 1997 and has served as a management consultant to various businesses since 1992. Mr. Wentworth has over 41 years of business experience, including serving in management positions with IBM and Control Data. During his tenure at Control Data, from 1976 to 1982, he was responsible for the formation of Professional Services division, which provided world-wide consulting services for Control Data. Mr. Wentworth has also served as chairman and owner of Data Decisions, Inc., a supplier of specialized data processing services. Mr. Wentworth is a member of the Audit and Compensation Committees.

     Michael Basch, 61, has been a director since February 1998 and was elected Vice President of Marketing and Sales for the Company in September 1998. In July, 1999, Mr. Basch was appointed Vice President of Business Development. Prior to joining the Company Mr. Basch founded and served as President of Service Impact since 1989 which was established to advance the art, science and practice of leadership. Mr. Basch was Senior Vice President and a founding officer of Federal Express Corporation, for the first ten years of its existence, from 1972 to 1982. During his tenure at Federal Express, Mr. Basch established and led a number of key functions, including Sales, Customer Service, Personnel, Corporate Development, the Federal Express Southern Division, PartsBank, and Hub Distribution Services. He also conceived of the Federal Express tracking and tracing system and designed, built and managed the $100 million Superhub, which remains the largest system of its kind in the world. Mr. Basch is a member of the Audit Committee.

     Stuart Fullinwider, 42, has been a director since August 1998. Mr. Fullinwider has been a private investor since 1997. Mr. Fullinwider brings more than 10 years experience in strategic and tactical planning, technology, accounting and developing infrastructure for high growth companies. From 1992 until 1997, Mr. Fullinwider was with Boston Chicken as Senior Vice President and developed a support services group which provided accounting and administrative services to Boston Chicken, Einstein/Noah's, their franchisees and 1800 restaurants. Mr. Fullinwider was Director of Strategic Technologies with Blockbuster Entertainment Corp from 1989 to 1992, and served as Audit Manager in his 10 years with Arthur Andersen, LLC.

     Messrs. Johnson, Wentworth, Basch and Fullinwider currently serve on the Company's Board. Directors are elected annually to serve until the next annual meeting of Stockholders or until their successors are duly elected.

     With the resignation of Mr. Cohen effective January 31, 2000, the Board formed a nominating committee consisting of Michael Johnson, Michael Basch and Stuart Fullinwider to identify a suitable candidate to fill the vacancy. As of the date of the printing of this Proxy Statement, the Board had not yet identified a suitable candidate. The Board intends to fill this vacancy as soon as possible with a suitable candidate who will serve a term until the next annual meeting of stockholders.

Committees of the Board of Directors

     The Board has established an Audit Committee and a Compensation Committee. The Audit Committee is responsible for (i) reviewing the scope of, and the fees for, the annual audit, (ii) reviewing with the independent auditors the corporate accounting practices and policies, (iii) reviewing with the independent auditors their final report, and (iv) being available to the independent auditors during the year for consultation purposes. The Audit Committee met one time in the fiscal year ended December 31, 1999. The Compensation Committee determines the compensation of the officers of the Company and performs other similar functions. The Compensation Committee met one time in the fiscal year ended December 31, 1999. The Board may, from time to time, establish certain other committees to facilitate the management of the Company.

     Directors are reimbursed for expenses incurred for attending any Board or committee meeting. There is no family relationship between any current or prospective director of the Company and any other current or prospective executive officer of the Company except for Michael Basch, who is the father-in-law of Michael Johnson, the Chief Executive Officer and Chairman of the Board of the Company.

     During the fiscal year ended December 31, 1999, there were seven meetings of the Board of Directors. All directors attended at least 75% of the meetings of the Board and committees of the Board on which they were members.

                                   PROPOSAL 2
                     APPROVAL OF THE 1999 STOCK OPTION PLAN

          The Board of Directors has approved the InfoNow Corporation 1999 Stock Option Plan (the "1999 Plan"), subject to stockholder approval. Approval of the 1999 Plan requires the affirmative vote of a majority of the outstanding shares of Stock present in person or by proxy at the Annual Meeting and entitled to vote.

          The following summary describes the material terms of the 1999 Plan, a copy of which is attached to this Proxy Statement as an appendix. This summary is not complete and is subject to the full terms of the 1999 Plan.

     Purpose

          The purpose of the 1999 Plan is to attract, motivate and retain key employees, consultants and directors of the Company to promote the long-term success of the Company and its subsidiaries, and therefore improve stockholder value. There are five directors and approximately 70 employees eligible to participate in the 1999 Plan. The Company has issued options to purchase 1,113,000 shares under the 1999 Plan as of December 31, 1999. If the stockholders do not approve the 1999 Plan, the options granted under the 1999 Plan will be treated as non-qualified options and the Company will be required to take a charge to earnings which shall be calculated based on the difference between the market price on April 21 and the exercise price multiplied by the number of options designated as incentive stock options.

Administration

          The Compensation Committee of the Board of Directors (the "Committee") has been given full authority to administer the 1999 Plan and to grant awards to eligible employees, directors of and consultants to the Company.

Shares Subject to the 1999 Plan

          The aggregate number of shares of Common Stock which may be issued under the 1999 Plan is 2,000,000. The fair market value of the aggregate number of shares issuable to an individual in a single calendar year with respect to which incentive stock options are first exercisable cannot exceed $100,000. Stock options which are not exercised, and the underlying shares of stock purchased, before such stock options expire may again be made subject to stock options under the 1999 Plan.

          The number of shares subject to stock options and the option price of such shares, and the aggregate number of shares which may be made subject to stock options under the 1999 Plan in the future, will be appropriately adjusted upon a reorganization, recapitalization, stock dividend paid in capital stock of the Company, stock split, combination of shares, exchange of shares, change in corporate structure or other such change in the Common Stock.

Grant of Stock Options

          Subject to the provisions of the 1999 Plan, the Committee may grant stock options to any eligible person under the 1999 Plan and has authority to determine the option price and vesting schedule of such options. Each stock option will be evidenced by a written stock option agreement containing the terms and conditions as the Committee may determine, subject to the provisions of the 1999 Plan.

          Stock options granted under the 1999 Plan may be either incentive stock options ("ISO's") intended to qualify under Section 422 of the Internal Revenue Code, as amended, (the "Code"), or nonstatutory stock options ("NSO's") which do not qualify as incentive options under section 422 of the Code. The option price of any ISO may not be less than the fair market value of the Common Stock, or for a person who holds more than 10% of the Company's outstanding voting stock, not less than 110% of the fair market value of the Common Stock, on the date of grant. The option price of any NSO may not be less than 85% of the fair market value of the Common Stock on the date of grant. The fair market value of the Common Stock as of March 8, 2000 was $17.375 per share.

Eligibility and Participation

          Grants of ISO's may be made to employees of the Company and NSO's may be granted to employees, directors of, or consultants to the Company. Any director of the Company who is also an employee of the Company is eligible to receive ISO's.

Exercise of Options; Term

          Subject to the provisions of the 1999 Plan, the Committee shall determine when a stock option, or a portion of a stock option, becomes exercisable and when it expires. Stock options shall expire no later than ten years after the date of grant, except for ISO's granted to persons who hold more than 10% of the outstanding common stock of the Company, in which case stock options shall expire no later than five years after the date of grant. If an employee of the Company is terminated for any reason other than due to death or disability or for cause, the employee may exercise options exercisable as of the date of termination for a period ending on the last day of the month following the month of termination. Upon the death or disability of an employee, options exercisable as of the date of death or disability are exercisable for the twelve month period following such death or disability. In no event, however, are options exercisable later than the specified expiration date. If an employee, director or consultant is terminated for cause, as defined in the 1999 Plan, any unexercised stock options terminate.

Terms of Payment

          Subject to applicable law, the Committee, in its discretion, may permit a participant to make payment for the exercise of a stock options granted under the 1999 Plan (1) in cash, (2) by surrendering to the Company whole shares of Common Stock previously acquired by the participant, (3) by requesting that a portion of the shares of Common Stock issuable upon exercise of the stock option be withheld based on their fair market value on the date of grant, or (4) by delivering a promissory note to the Company or borrowing funds from the Company on terms and conditions determined by the Committee in its sole discretion.

Assignability

          Options granted under the 1999 Plan are exercisable only by the participant or the participant's legal representative during the participant's lifetime. No options may be assigned or transferred by a participant other than by will or the laws of descent and distribution, unless the Committee in its sole discretion permits the assignment or transfer of a NSO on the terms and conditions the Committee may determine.

Corporate Transactions and Changes in Control

          Upon a merger, consolidation, or acquisition of the Company, a share exchange in which 95% or more of the outstanding capital stock of the Company is exchanged for securities of another corporation, or the sale of all or substantially all of the Company's assets, the Committee may, in its discretion, accelerate the vesting schedules of stock options so that stock options will become exercisable as to shares which could have been purchased under such vesting schedules within 12 months after the date of consummation of such a transaction. The Committee also has discretion upon any such event to accelerate the vesting of all stock options outstanding immediately prior to the consummation of the transaction or to require participants, in lieu of exercising vested options, to accept cash payment in consideration for termination of their stock options. All unexercised stock options terminate upon the consummation of any such transaction, unless expressly assumed by a successor corporation.

          If an employee is terminated without cause by the Company within one year following a change in control of the Company, the vesting schedule of all stock options held by such employee shall be automatically accelerated.

Amendment

          The Board of Directors may from time to time alter, amend, suspend or discontinue the 1999 Plan, except that no such action may adversely affect the rights and obligations of any stock options outstanding under the 1999 Plan. The stockholders must approve any increase in the maximum number of shares of Common Stock subject to the 1999 Plan, to materially modify eligibility requirements or materially increase benefits accruing to participants under the 1999 Plan.

Term of the 1999 Plan

          No stock options may be granted under the 1999 Plan after April 23, 2009. Stock options outstanding after April 23, 2009 will continue to be governed by the provisions of the 1999 Plan until they are exercised or expire.

Income Tax Treatment to the Company and the Participants

          The following summarizes only the federal income tax consequences of stock options granted under the 1999 Plan based on current tax laws, rules and regulations. State and local tax consequences may differ.

     NSO's

          The grant of an NSO under the 1999 Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of an NSO, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to a corresponding income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than twelve months following exercise. The Company does not receive a tax deduction for any such gain.

       ISO's

          The grant of an ISO under the 1999 Plan will not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the shares of Common Stock. If the optionee does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised and shares were purchased, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

          If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on the period of time for which the stock was held. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

          The difference between the fair market value of shares granted under an ISO at exercise and the exercise price is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 31, 1999 and Forms 5 and amendments thereto furnished to the Company with respect to the fiscal year ended December 31, 1999, to the best of the Company's knowledge, the Company's directors, officers and holders of more than 10% of its Common Stock complied with all Section 16(a) filing requirements. Mr. Basch made one untimely Form 4 filing in fiscal year 1999.

                               EXECUTIVE OFFICERS

The following persons are the executive officers of the Company:

Name                       Position(s)
----                       -----------
Michael W. Johnson         Chairman of the Board,
                           Chief Executive Officer and President
Kevin D. Andrew            Vice President and Chief Financial Officer,
                             Secretary and Treasurer
W. Brad Browning           Vice President and General Manager
Donald Kark                Vice President and Chief Technology Officer
Michael D. Basch           Vice President, Corporate Development
Glenn Hackemer             Vice President, Sales
James T. Brandt            Vice President, Operations

     Information concerning the business experience of Mr. Johnson and Mr. Basch is provided under the section above entitled "Election of Directors."

     Kevin D. Andrew, 41, was elected to his current positions in March 1996. Prior to joining InfoNow, Mr. Andrew was President of Andrew Consulting, LLC, a financial management services firm and served as a consultant to the Company from October 1995 to March 1996. From 1992 to 1995 he served as Chief Financial Officer of Air Methods Corporation, a publicly held provider of emergency air ambulance services, and from 1983 to 1991 served in various senior financial management positions at CRSS, Inc., a diversified services company listed on the New York Stock Exchange. During his tenure at CRSS, Mr. Andrew served as chief accountant, director of general accounting, director of internal audit and Vice President and controller of Natec Resources, Inc., a 50%-owned affiliate of CRSS, Inc. Prior to 1983, Mr. Andrew was with KPMG Peat Marwick. Mr. Andrew has held CPA certificates in both Colorado and Texas. He earned his Bachelor of Science degree in Business from Arizona State University.

     W. Brad Browning, 35, has been a Vice President and General Manager of the Company since January 1996. From 1990 to 1995, Mr. Browning was a consultant with McKinsey & Company, an international management consulting firm. Mr. Browning joined McKinsey & Company in June 1990 after obtaining a Masters of Business Administration degree from Harvard University Graduate School of Business. While with McKinsey, he led technology and consumer clients on major marketing and sales initiatives focused on driving growth and significant profit improvement. He earned his Bachelor of Business Administration degree in Marketing from the University of Georgia.

     Donald Kark, 36, was elected to his position as Vice President in May of 1997. In March of 2000, Mr. Kark was named Chief Technology Officer. Prior to joining InfoNow in December 1996, Mr. Kark was with Welkin Associates, Ltd., from June 1995 to December 1996, where he was a consultant and advisor to high technology clients on advanced technology information systems. From June 1985 to June 1995, Mr. Kark worked with TRW, Inc., as a chief engineer, project manager, hardware engineer and software developer. He holds a B.S.C.E.E. from Purdue University and has won numerous awards for his professional accomplishments, including TRW's most prestigious engineering award, the TRW Chairman's Award for Innovation

     Glenn Hackemer, 41, has been Vice President of Sales since July of 1999. From 1986 to 1999, Mr. Hackemer was Executive Director of Sales for the Western United States and Canada for Periphonics, a Customer Information Systems leader. He helped grow the sales and marketing organization at an accelerating rate affording the company the opportunity to go public in 1995. The sales organization, at Periphonics, under his leadership sold over $150 million in advanced custom systems to leading technology and financial services companies.

     James Brandt, 37, joined InfoNow Corporation as Director of Operations in May of 1999. In March 2000, Mr. Brandt became Vice President. Prior to InfoNow he was with TRW for 15 years starting as a Software Engineer and progressively moving to System Engineer, Lead Engineer, and ending as Program Manager. Jim received a TRW Fellowship award entitling him to a full post graduate scholarship. He was also selected to TRW's exclusive Leadership Program designed for future executives. Jim has a BS degree in Electrical Engineering/Computer Science from Notre Dame and a MS degree in Electrical Engineering from University of Southern California.

     All executive officers are appointed by the Board of Directors and serve at the Board's discretion.

                             EXECUTIVE COMPENSATION

     The following summary compensation table sets forth the cash compensation earned for the fiscal years ended December 31, 1999, 1998, and 1997 by the Company's Chief Executive Officer and by the next four highest compensated executive officers who were serving as executive officers at the end of the 1999 fiscal year whose individual total cash compensation for the 1999 fiscal year exceeded $100,000 (the "Named Executive Officers").


                                            SUMMARY COMPENSATION TABLE


                                                                    Long-Term Compensation
                                                                    ----------------------------------------
Name of                        Year        Salary        Bonus ($)       Securities           All Other
Principal Position                            ($)                        Underlying         Compensation
                                                                          Options/
                                                                          SARs (#)
---------------------------    --------    ----------    ----------     --------------    ------------------

Michael W. Johnson             1999        110,000       40,000         432,889           -
Chief Executive                1998        110,000       -              106,774           -
Officer, President,            1997        110,000       -              325,250           -
Chairman of the Board

W. Brad Browning               1999        110,000       25,000         150,000           -
Vice President,                1998        110,000       7,500          70,000            -
General Manager                1997        110,000       1,500          95,000            -

Kevin D. Andrew                1999        98,998        25,000         100,000           -
CFO/Vice President             1998        88,000        17,500         -                 -
Secretary and Treasurer        1997        88,000        1,500          82,000            -

Donald Kark                    1999        106,174       35,000         100,000           -
Vice President                 1998        91,667        30,000         -                 -
Engineering/ Technology        1997        87,321        1,500          96,000            -

Michael D. Basch(1)            1999        110,000       25,000         -                 -
Vice President Corporate       1998        38,000        -              195,000           17,648(2)
Development

--------------------

(1) Mr. Basch joined the Company in October 1998.

(2) Represents $8,648 reimbursement of relocation expenses and $9,000 in accrued directors fees.

     The following table presents information concerning individual grants of options to purchase Common Stock made during the fiscal year ended December 31, 1999, to each of the Named Executive Officers. No options/SARs were issued to Mr. Basch during the year ended December 31, 1999.

                                       OPTION/SAR GRANTS IN LAST FISCAL YEAR

                             Number of       Percent of Total
                            Securities         Options/SARs         Exercise
                            Underlying          Granted to             or
                           Options/SARs         Employees           Base Price
Name                        Granted (#)        in Fiscal Year        ($/Sh)          Expiration Date
----                        -----------        --------------        ------          ---------------

Michael W.  Johnson          1,070(1)               0.1%              3.36                2/26/09
                                                1,819(1)              0.2%                   3.36      3/17/09
                                              280,000(1)             24.0%                   5.99      11/8/04
                                              150,000(2)             12.8%                   5.99      11/8/04

W.  Brad Browning          150,000(3)              12.8%              5.99                11/8/04

Kevin D. Andrew            100,000(3)               8.6%              5.99                11/8/04

Donald Kark                100,000(3)               8.6%              5.99                11/8/04


--------------------

(1)  Immediately exercisable in full.
(2) Vests over eighteen months from the grant date of November 8, 1999, with 1/18 vesting each month after the grant.
(3) Vests over thirty-six months from the grant date of November 8, 1999, with 1/36 vesting each month after the grant.

     The following table sets forth the fiscal year-end value of unexercised options to purchase Common Stock for each Named Executive Officer. No options or SARs were exercised by the Named Executive Officers during the fiscal year ended December 31, 1999.

                              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                                         FISCAL YEAR END OPTION/SAR VALUES

                                Number of Securities               Value of Unexercised
                               Underlying Unexercised            In-the-Money Options/SARs
                             Options/SARs at FY-End (#)              at FY-End ($)(1)
                            ----------------------------      --------------------------------
         Name               Exercisable    Unexercisable      Exercisable       Unexercisable
         ----               -----------    -------------      -----------       -------------
Michael W.  Johnson           998,989          141,667        $13,905,372         $1,515,837
W.  Brad Browning             254,167          145,833          3,810,567          1,560,413
Kevin D. Andrew               166,502           97,222          2,488,202          1,040,275
Donald Kark                   173,778           97,222          2,602,805          1,040,275
Michael Basch                  90,333          104,667          1,396,775          1,587,754

-------------------

(1) Based upon the difference between the exercise price and the fair market value of the Common Stock for those options which at December 31, 1999 had an exercise price less than the fair market value of the Common Stock on such date. The fair market value of Company Common Stock at December 31, 1999, measured as the mean of the closing bid and asked prices of the Common Stock on such date, was $16.69 per share.

     Director Compensation

     Directors who are employees of the Company receive no additional compensation for service on the Board of Directors. Each director who is not a full-time employee of the Company is reimbursed expenses for attendance at Board and Committee meetings. From July 2, 1997 through December 31, 1998, each non-employee director was entitled to receive a retainer fee of $1,000 per month. These retainers were accrued and paid in full to each director as of December 31, 1999. Effective January 22, 1999, the directors agreed to eliminate retainer fees for further Board meetings. Each non-employee director is also awarded an option to purchase 20,000 shares of the Company's Common Stock on a bi-annual basis. The options are exercisable at the fair market value of the Company's Common Stock on the date of issuance and are exercisable over a 24 month period. Options expire ten (10) years from date of issuance. Any unexercised options are forfeited upon resignation from the Board of Directors.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     On January 1, 1998, the Company entered into an eighteen-month employment agreement with Michael W. Johnson, Chief Executive Officer and President of the Company. The agreement provides for an annual base salary of $110,000 and cash performance bonuses of up to $130,000 based on defined financial performance targets. The agreement provides for the acceleration of the vesting of all options awarded to him in the event that there is a change in control of the Company. If Mr. Johnson is terminated without cause, he is entitled to a 90-day advance notice and a severance payment equal to 75% of his annual base salary then in effect. In addition, the Company will accelerate vesting of 50% of all unvested options held by him at the date of his termination.

     On November 8, 1999, Mr. Johnson terminated certain anti-dilution rights he had under the option agreement between the Company and Mr. Johnson, and certain rights he had under an incentive compensation agreement with the Company giving him 12% of the proceeds if a sale of the Company was consummated at a value greater than $20 million. In return, the Company issued to Mr. Johnson options to purchase 430,000 shares at $5.99 per share, 280,000 shares of which were exercisable immediately and the remaining 150,000 shares to be exercisable at the rate of 1/18 of such shares on each month from December 8, 1999. The options have a term of 5 years.

     On March 15, 1998, the Company entered into a two-year employment agreement with W. Brad Browning, Vice President and General Manager of the Company, which was renewed on March 3, 2000. The agreement provides for an annual base salary of $110,000. The agreement also provides for the issuance of an option to purchase 70,000 shares of Common Stock exercisable at $1.51 per share. The option vests over a 24-month period. All options vest immediately upon a change of control of the Company. If Mr. Browning is terminated without cause, he is entitled to a severance payment equal to three months salary, and the Company will accelerate vesting of 25% of all unvested options held at the date of termination.

     On January 1, 1998, the Company entered into an eighteen-month employment agreement with Kevin D. Andrew, Chief Financial Officer and Vice President of the Company. The contract automatically renews for successive twelve month terms unless the Company provides written notice sixty days prior to the expiration of the agreement terms. The company pays Mr. Andrew an annual salary of $110,000. Mr. Andrew is eligible for an annual performance bonus up to a maximum of 35% of base annual salary. Mr. Andrew is eligible to receive options to purchase Common Stock as authorized from time to time by the Board. All options vest immediately upon a change of control of the Company. If Mr. Andrew is terminated without cause, he is entitled to a severance payment equal to three months salary, and the Company will accelerate vesting of 25% of all unvested options held at the date of termination.

     On February 16, 1998, the Company entered into an eighteen-month employment agreement with Donald Kark, Vice President of Engineering and Technology. On September 6, 1999 Mr. Kark's agreement was renewed for 18 months. The Company pays Mr. Kark an annual salary of $110,000. Mr. Kark is eligible for an annual performance bonus up to a maximum of 30% of base annual salary. Mr. Kark is eligible to receive options to purchase Common Stock as authorized from time to time by the Board. All options vest immediately upon a change of control of the Company. If the agreement is not renewed by the Company, Mr. Kark will receive a one-time severance payment equal to 25% of annual base salary. If Mr. Kark is terminated without cause, he is entitled to a severance payment equal to three months salary, and the Company will accelerate vesting of 25% of all unvested options held at the date of termination.

     On September 21, 1998, the Company entered into an agreement with Michael Basch, Vice President of Marketing and Sales. In July, 1999, Mr. Basch was appointed Vice President of Business Development. The agreement provides for an annual salary of $110,000, and an additional $3,500 per month for the first three months. Mr. Basch is eligible for an annual bonus of up to $150,000 based on achievement of sales targets. The agreement also provides for up to $10,000 reimbursement for moving expenses which were fully paid as of December 31, 1998. Mr. Basch is eligible to receive options to purchase Common Stock as authorized from time to time by the Board. All options vest immediately upon a change of control of the Company. If Mr. Basch is terminated without cause, he is entitled to a severance payment equal to 25% of his base salary.

     Certain Relationships and Related Transactions

          On December 31, 1999, the Company sold 250,000 shares of Series B convertible Preferred Stock to Putnam OTC and Emerging Growth Fund and Putnam Emerging Information Sciences Trust, which are managed by subsidiaries of Putnam Investments, a holder of more than 5% of the Company's outstanding voting securities, for $5 million. The Preferred Stock is convertible into Common Stock at the option of Putnam at a conversion price of $5.26 per share, subject to certain adjustments, and is entitled to one vote on all matters submitted for stockholder approval for each share of Common Stock into which the Preferred Stock is convertible.

          The Preferred Stock is also entitled to certain preferences with respect to the payment of dividends and upon the liquidation, dissolution or winding up of the Company, or upon a change in control of the Company. In addition, as long as 200,000 shares of Series B Preferred Stock are outstanding, the consent of holders of 70% of the Series B Preferred Stock is required prior to a merger, consolidation or sale of all or substantially all of the assets of the Company in a transaction that does not result in per share consideration of at least three times the Series B conversion price; a repurchase or redemption of equity or debt; the authorization or issuance of equity securities senior to or on parity with the Series B Preferred Stock, or of additional shares of Series B Preferred Stock; an increase or decrease in the size of the Board of Directors; the incurrence of indebtedness or encumbrance of any asset outside the ordinary course of business or in excess of 10% of the Company's market capitalization; transactions with affiliates of the Company not approved by the Compensation Committee; or the establishment of non-wholly owned subsidiaries or the sale or transfer or issuance to any third party of any subsidiary's stock.


                                   PROPOSAL 3
                             APPOINTMENT OF AUDITORS

     Effective March 3, 2000, the Board and the Audit Committee authorized management to appoint the firm of Deloitte & Touche, LLP, independent public accountants, as the auditors of the Company for the fiscal year ending December 31, 2000, subject to the approval of such appointment by Stockholders at the Annual Meeting. They were formally appointed on March 23, 2000. For the fiscal years ended December 31, 1997, 1998 and 1999, the firm of Hein & Associates LLP ("Hein"), independent public accountants, were the auditors of the Company. On March 23, 2000, Hein resigned as auditors of the Company. The Board and the Audit Committee recommended the change in accounting firms to audit the Company's books.

     The ratification of the appointment of Deloitte & Touche, LLP will be determined by the vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting.

     If the foregoing appointment of Deloitte & Touche, LLP is not ratified by Stockholders, the Board may appoint other independent accountants whose appointment for any period subsequent to the 2000 Annual Meeting of Stockholders will be subject to the approval of Stockholders at that meeting. A representative of Hein and of Deloitte & Touche, LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement should he so desire and to respond to appropriate questions.

     Prior to the appointment of Deloitte & Touche, LLP, management of the Company had not consulted with Deloitte & Touche, LLP on the application of accounting principles, a specific completed or contemplated transaction, or any other issue relating to the Company.

     During the fiscal years ended December 31, 1997, 1998 and 1999, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused the former accountants to make reference in their report to such disagreements if not resolved to their satisfaction.

     Hein reports on the financial statements for the past two years have contained no adverse opinion or disclaimer of opinion and were not modified as to audit scope or accounting principles.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE TO RATIFY THE APPOINTMENT OF THE FIRM OF DELOITTE & TOUCHE, LLP.


                              STOCKHOLDER PROPOSALS

     Any proposals from Stockholders to be presented for consideration for inclusion in the proxy material in connection with the 2001 Annual Meeting of Stockholders of the Company must be submitted in accordance with the rules of the Securities and Exchange Commission and received by the Secretary of the Company at the Company's principal executive offices no later than the close of business on November 19, 2000.

     Under the rules promulgated by the Securities and Exchange Commission, stockholder proposals not included in the Company's proxy materials for its 2001 Annual Meeting of Stockholders in accordance with Rule 14a-8 of the Exchange Act of 1934, as amended, will be considered untimely if notice thereof is received by the Company after February 4, 2001. Management proxies will be authorized to exercise discretionary voting authority with respect to any stockholder proposal not included in the Company's proxy materials for the 2001 Annual Meeting unless the Company receives notice thereof by February 4, 2001 and the conditions set forth in Rule 14a-4(c)(2)(i)-(iii) under the Exchange Act of 1934, as amended, are met.

                                  OTHER MATTERS

     All information contained in this Proxy Statement relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than 5% of the Company's Common Stock is based upon information contained in reports filed by such owner with the Securities and Exchange Commission.

     The Company's independent public accountants for the fiscal year 1999 are Hein & Associates LLP. Representatives of such firm are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 1999, which includes financial statements and accompanies this Proxy Statement, does not form any part of the material for the solicitation of proxies.

     The Company will furnish without charge a copy of its Annual Report on Form 10-KSB, including the financial statements, for the fiscal year ended December 31, 1999, filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 to any Stockholder (including any beneficial owner) upon written request to Kevin D. Andrew, Chief Financial Officer, 1875 Lawrence Street, Suite 1100, Denver, Colorado 80202. A copy of the exhibits to such report will be furnished to any Stockholder upon written request and payment of a nominal fee.

                            INFONOW CORPORATION PROXY

               SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
                MEETING OF STOCKHOLDERS TO BE HELD APRIL 21, 2000

The undersigned hereby constitutes, appoints, and authorizes Kevin A. Andrew as the true and lawful attorney and Proxy of the undersigned, with full power of substitution and appointment, for and in the name, place and stead of the undersigned to act for and vote as designated below, all of the undersigned's shares of the no par value common stock of InfoNow Corporation, a Delaware corporation, at the Annual Meeting of the Stockholders to be held April 21, 2000, at InfoNow's corporate offices at 1875 Lawrence Street, Suite 1100, Denver, Colorado, at 3:00 p.m. M.D.T., and at any and all adjournments thereof, with respect to the matters set forth below and described in the Notice of Annual Meeting dated March 27, 2000, receipt of which is hereby acknowledged.

1. Approval of the election of each of the four nominees named herein for the office of director to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified.


     FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)

     WITHHOLD AUTHORITY TO VOTE FOR ALL LISTED BELOW

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

     Michael W. Johnson, Duane Wentworth, Michael Basch, Stuart Fullinwider

2.   Approval of the 1999 Stock Option Plan of the Company.

     [ ]    FOR
     [ ]    AGAINST

3. Ratification of the appointment of Deloitte & Touche, LLP as independent auditors of the Company for the fiscal year ended December 31, 2000.

     [ ]    FOR
     [ ]    AGAINST

4. The Proxy is authorized to vote upon any other business as may properly come before the Annual Meeting or any adjournments thereof.

The undersigned hereby revokes any Proxies as to said shares heretofore given by the undersigned, and ratifies and confirms all that said attorney and Proxy may lawfully do by virtue hereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.


                                    DATED: ________________________,  2000


                                           -------------------------------------
                                           Signature(s) of Shareholder(s)

                                           -------------------------------------
                                           Signature(s) of Shareholder(s)

Signature(s) should agree with the name(s) shown hereon. Executors, administrators, trustees, guardians and attorneys should indicate their capacity when signing. Attorneys should submit powers of attorney. When shares are held by joint tenants, both should sign. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF INFONOW CORPORATION. PLEASE SIGN AND DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED PRE-PAID ENVELOPE.

     THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                   EXHIBIT A



                                 [LOGO OMITTED]




                   -------------------------------------------




                               INFONOW CORPORATION

                   -------------------------------------------



                                STOCK OPTION PLAN





                           DATED AS OF APRIL 23, 1999

                          Restated as of March 3, 2000







      Prepared by Chrisman, Bynum & Johnson, P.C., 1900 Fifteenth Street,
                             Boulder, Colorado 80302

                               INFONOW CORPORATION

                             1999 STOCK OPTION PLAN
                                Table of Contents

ARTICLE 1
         Purpose                                                            1

ARTICLE 2
         Incentive Stock Options and Non-Incentive Stock Options            1

ARTICLE 3
         Administration                                                     1

ARTICLE 4
         Definitions                                                        2
            4.1      "Change in Control"                                    3
            4.2      "Common Stock"                                         3
            4.3      "Corporate Transaction"                                3
            4.4      "Employee"                                             3
            4.5      "Fair Market Value"                                    3
            4.6      "Secondary Public Offering"                            4
            4.7      "Non-Employee Director"                                4
            4.8      "Participant"                                          4
            4.9      "Securities Act"                                       4
            4.10     "Stock Option"                                         4

ARTICLE 5
         Eligibility and Participation                                      4

ARTICLE 6
         Shares of Common Stock Subject to the Plan                         5
            6.1      Maximum Number                                         5
            6.2      Capital Changes                                        5

ARTICLE 7
         Exercise of Stock Options                                          5
            7.1      Time of Exercise                                       5
            7.2      Exchange of Outstanding Stock                          6
            7.3      Use of Promissory Note: Exercise Loans                 6
            7.4      Termination of Employment before Exercise              6
            7.5      Disposition of Forfeited Stock Options                 7
            7.6      Conditions of Exercise                                 7

ARTICLE 8
         No Contract of Employment                                          8

ARTICLE 9
         No Rights as a Stockholder                                         8

ARTICLE 10
         Assignability                                                      9

ARTICLE 11
         Corporate Transactions and Changes in Control                      9

ARTICLE 12
         Amendment                                                         10

ARTICLE 13
         Registration of Optioned Shares                                   10

ARTICLE 14
         Withholding Taxes                                                 11
            14.1     Satisfaction of Withholding Obligations               11
            14.2     Notification of Inquiries and Agreements              11
            14.3     Use of Outstanding Stock for Withholding Obligations  11

ARTICLE 15
         Brokerage Arrangements                                            12

ARTICLE 16
         Nonexclusivity of the Plan                                        12

ARTICLE 17
         State Law Provisions                                              12

ARTICLE 18
         Effective Date                                                    12

                               INFONOW CORPORATION

                             1999 STOCK OPTION PLAN

                                    ARTICLE 1
                                     Purpose

     The INFONOW CORPORATION CORPORATION 1999 STOCK OPTION PLAN (the "Plan") provides for the grant of Stock Options to employees, directors and consultants of INFONOW CORPORATION (the "Company"), and such of its subsidiaries (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")), as the Board of Directors of the Company (the "Board") shall from time to time designate ("Participating Subsidiaries") in order to advance the interests of the Company and its Participating Subsidiaries through the motivation, attraction and retention of key personnel.

                                    ARTICLE 2

             Incentive Stock Options and Non-Incentive Stock Options

     2.1 The Stock Options granted under the Plan may be either:

          2.1.1 Incentive Stock Options ("ISOs") which are intended to be "Incentive Stock Options" as that term is defined in Section 422 of the Code; or

          2.1.2 Nonstatutory Stock Options ("NSOs") which are intended to be options that do not qualify as "Incentive Stock Options" under
               Section 422 of the Code.

          2.1.3 All Stock Options shall be ISOs only to the extent specified in the Option Agreement. Subject to the other provisions of the Plan, a Participant may receive ISOs and NSOs at the same time, provided that the ISOs and NSOs are clearly designated as such, and the exercise of one does not affect the exercise of the other. All Stock Options shall be NSOs unless the Board determines otherwise.

     2.2 Except as otherwise expressly provided herein, all of the provisions and requirements of the Plan relating to Stock Options shall apply to ISOs and NSOs.

                                    ARTICLE 3
                                 Administration

     3.1 The Plan shall be administered by the Board, or by a committee composed solely of two or more directors ("Committee") each of whom is a Non-Employee Director. The Committee or the Board, as the case may be, shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan and any Stock Options granted thereunder, and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of the Code or in order that Stock Options that are intended to be ISOs will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto. The Board shall have the power to reprice and accelerate the vesting of Stock Options. The Board may reserve to itself any of the authority granted to the Committee as set forth herein, and it may perform and discharge all of the functions and responsibilities of the Committee at any time that a duly constituted Committee is not appointed and serving. All references in this Plan to the "Committee" shall be deemed to refer to the Board whenever the Board is discharging the powers and responsibilities of the Committee, and to any special committee appointed by the Board to administer particular aspects of this Plan.

     3.2 All actions taken and all interpretations and determinations made by the Committee in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation. Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") provides that the grant of a stock option to a director or officer of a company will be exempt from the provisions of Section 16(b) of the Exchange Act if the conditions set forth in that Rule are satisfied. Unless otherwise specified by the Committee, grants of Stock Options hereunder to individuals who are officers or directors of the Company shall be made in a manner that satisfies the conditions of that Rule.

                                    ARTICLE 4
                                   Definitions

     4.1 "Change in Control." Change in Control shall mean any of the following events occurring after April 23, 1999.

          4.1.1 If any one Person (as defined below), after the date of a Secondary Public Offering of the Company, in a single transaction or in a series of transactions shall purchase or otherwise acquire or become the beneficial owner of securities of the Company representing fifty-one percent (51%) or more of the combined voting power of the Company's then outstanding voting securities (including any voting securities issuable upon conversion of convertible securities of the Company held by such Person);

          4.1.2 If at any annual or special meeting of Company stockholders following a contested election the Board of Directors of the Company shall cease to be an Authorized Board. For purposes of this paragraph, a "contested election" shall mean (i) an election contest subject to Rule 14a-11 under the Exchange Act or (ii) an election which would have been subject to Rule 14a-11 if at the time of such election the Company had securities registered pursuant to Section 12 of the Exchange Act;

          4.1.3 If a change of control of the Company (i) required to be reported in accordance with Item 6 of Schedule 14A under the Exchange Act, or (ii) which would be required to be reported in accordance with Item 6 of Schedule 14A if at the time of such election the Company had securities registered pursuant to
               Section 12 of the Exchange Act, has otherwise occurred unless a Constitutional Majority of an Authorized Board approves the Change of Control and specifically waives the application of this Section;

          4.1.4 A dissolution or liquidation of the Company;

          4.1.5 A sale of all or substantially all the Company's assets;

          4.1.6 A determination by the Board or the Committee (as applicable), in its sole discretion, that there has been a change in control of the Company.

               4.1.6.1 For purposes of this Section "Person" shall have the meaning set forth in Sections 13(d) and 14(d)(2) of the Exchange Act, as in effect on the date thereof, and shall include, without limitation, any "Affiliate" or "Associate" of such Person (as those terms are used in Rule 12b-2 under the Exchange Act); provided, however, that the term "Person" shall not include the Company or any trustee or other fiduciary holding securities under any employee benefit plan of the Company. For purposes of this Section , (i) beneficial ownership shall be computed in accordance with Rule 13d-3 under the Exchange Act; and (ii) "Authorized Board" shall mean a Board of Directors of the Company of which a number of directors equal to a majority of the authorized number of directors constituting the entire Board, including vacancies (a "Constitutional Majority"), were either members of the Board of Directors on the date of the Company's Initial Public Offering or were nominated or elected a director by a Constitutional Majority at the date of nomination or election of an Authorized Board.

     4.2 "Common Stock." A share of Common Stock means a share of authorized common stock of the Company.

     4.3 "Corporate Transaction." Corporate Transaction shall mean one or more of the following transactions unless persons who were holders of outstanding voting capital stock of the Company which was outstanding immediately prior to such transaction are immediately after such transaction holders of 51% or more of the outstanding voting capital stock of the surviving or acquiring entity (or equivalent equity interest if the entity is not a corporation): (i) a merger, consolidation or acquisition (ii) a share exchange (with or without a stockholder vote) in which 95% or more of the outstanding capital stock of the Company is exchanged for capital stock of another corporation; or (iii) the sale, transfer or other disposition of all or substantially all of the Company's assets.

     4.4 "Employee." An Employee is an employee of the Company or any Participating Subsidiary.

     4.5 "Fair Market Value." If the Common Stock is traded publicly, the Fair Market Value of a share of Common Stock on any date shall be the average of the representative closing bid and closing asked prices, as quoted by the National Association of Securities Dealers, Inc. through NASDAQ (its automated system for reporting quotes), for the date in question, or, if the Common Stock is listed on the NASDAQ National System or is listed on a national stock exchange, the officially quoted closing price on NASDAQ or such exchange, as the case may be, on the date in question. If the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock on any date shall be determined in good faith by the Committee after such consultations with outside legal, accounting and other experts as the Committee may deem advisable, and the Committee may maintain a written record of its method of determining such value.

     4.6 "Secondary Public Offering." "Secondary Public Offering" shall mean any offering of securities to the public by the Company which is registered pursuant to the Securities Act.

     4.7 "Non-Employee Director." A Non-Employee Director is a person who satisfies the definition of a "non-employee director" set forth in Rule 16b-3 under the Exchange Act or any successor rule or regulation, as it may be amended from time to time.

     4.8 "Participant." A Participant is an Employee, director or consultant of the Company to whom a Stock Option is granted.

     4.9 "Securities Act." Securities Act shall mean the Securities Act of 1933, as amended.

     4.10 "Stock Option." A Stock Option is the right granted under the Plan to an Employee, director, or consultant to purchase, at such time or times and at such price or prices ("Option Price") as are determined by the Committee, the number of shares of Common Stock determined by the Committee.

                                    ARTICLE 5
                          Eligibility and Participation

Grants of ISOs may be made to Employees of the Company or any Participating Subsidiary. Grants of NSOs may be made to Employees or directors of, or consultants to, the Company or any Participating Subsidiary. Any director of the Company or of a Participating Subsidiary who is also an Employee shall also be eligible to receive ISOs. The Board or Committee shall from time to time determine the Participants to whom Stock Options shall be granted, the number of shares of Common Stock subject to each Stock Option to be granted to each such Participant, and the Option Price of such Stock Options, all as provided in this Plan. The Option Price of any ISO shall be not less than the Fair Market Value of a share of Common Stock on the date on which the Stock Option is granted, and the Option Price of an NSO shall be not less than eighty-five percent (85%) of the Fair Market Value on the date the NSO is granted. If an ISO is granted to an Employee who then owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company, the Option Price of such ISO shall be at least 110% of the Fair Market Value of the Common Stock subject to the ISO at the time such ISOs are granted, and such ISO shall not be exercisable after five years after the date on which it was granted. Each Stock Option shall be evidenced by a written agreement ("Option Agreement") containing such terms and provisions as the Committee may determine, subject to the provisions of this Plan.

                                    ARTICLE 6
                   Shares of Common Stock Subject to the Plan

     6.1 Maximum Number. The maximum aggregate number of shares of Common Stock that may be made subject to Stock Options shall be 2,000,000 authorized shares. To the extent the aggregate Fair Market Value (determined as of the time the ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by an individual in a particular calendar year exceeds $100,000, such excess Stock Options shall be treated as NSOs. If any shares of Common Stock subject to Stock Options are not purchased or otherwise paid for before such Stock Options expire, such shares may again be made subject to Stock Options.

     6.2 Capital Changes. In the event any changes are made to the shares of Common Stock (whether by reason of reorganization, recapitalization, stock dividend paid in capital stock of the Company, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), appropriate adjustments shall be made in: (i) the number of shares of Common Stock theretofore made subject to Stock Options, and in the Option Price of said shares; and (ii) the aggregate number of shares which may be made subject to Stock Options in the future. If any of the foregoing adjustments shall result in a fractional share, the fraction shall be disregarded, and the Company shall have no obligation to make any cash or other payment with respect to such a fractional share. Without limitation, a distribution to shareholders of the Company of securities of a subsidiary of the Company does not result in an adjustment under Section 6.1 or permit the holder to acquire securities of such subsidiary.

                                    ARTICLE 7
                            Exercise of Stock Options

     7.1 Time of Exercise. Subject to the provisions of the Plan, the Committee, in its discretion, shall determine the time when a Stock Option, or a portion of a Stock Option, shall become exercisable, and the time when a Stock Option, or a portion of a Stock Option, shall expire. Such time or times shall be set forth in the Option Agreement evidencing such Stock Option. Unless otherwise specified in an Option Agreement, a Stock Option shall become exercisable (i) with respect to 7/36 of the shares subject thereto seven months after the date of grant, and
(ii) with respect to 1/36 of the shares subject thereto at the end of each month thereafter, (so that all Stock Options are fully vested three (3) years after the date of grant) subject to continued employment with the Company or a Participating Subsidiary and Section hereof. A Stock Option shall expire, to the extent not exercised, no later than the tenth anniversary of the date on which it was granted. The Committee may accelerate the vesting of any Participant's Stock Option by giving written notice to the Participant. Upon receipt of such notice, the Participant and the Company shall amend the Option Agreement to reflect the new vesting schedule. The acceleration of the exercise period of a Stock Option shall not affect the expiration date of that Stock Option. No fractional shares shall be issued as a result of the exercise of a Stock Option. In computing the number of shares to be received as a result of the exercise of a Stock Option, the Committee will "round down" to the nearest whole share.

     7.2 Exchange of Outstanding Stock. The Committee, in its sole discretion, may permit a Participant to (i) surrender to the Company whole shares of Common Stock previously acquired by the Participant and/or (ii) request that the Company withhold whole shares of Common Stock issuable upon exercise of the Stock Option, as part or full payment for the exercise of a Stock Option. Such surrendered or withheld shares shall be valued at their Fair Market Value on the date of exercise. Shares credited to a Participant shall again be available for grant under the Plan.

     7.3 Use of Promissory Note; Exercise Loans. The Committee may, in its sole discretion, impose terms and conditions, including conditions relating to the manner and timing of payments, on the exercise of Stock Options. Such terms and conditions may include, but are not limited to, permitting a Participant to deliver to the Company his promissory note as full or partial payment for the exercise of a Stock Option. The Committee, in its sole discretion, may authorize the Company to make a loan to a Participant in connection with the exercise of Stock Options, or authorize the Company to arrange or guarantee loans to a Participant by a third party. Any loan by the Company or acceptance of a promissory note shall be made in accordance with the corporate law of the Company's state of incorporation.

     7.4 Termination of Employment before Exercise. If the employment of a Participant who was an employee of the Company or a Participating Subsidiary when the Stock Option was granted shall terminate for any reason other than the Participant's death or disability or for cause (as defined below), any Stock Option granted to the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of the Participant's employment for a period ending on the last day of the month next following the month of such termination (but not later than the specified expiration date). If the Participant's employment is terminated because the Participant is disabled within the meaning of Section 22(e)(3) of the Code, any Stock Option granted to the Participant, to the extent then exercisable under the applicable Option Agreement(s), shall remain exercisable after the termination of his employment until the last day of the twelfth month (but not later than the specified expiration date from the date of such termination). If the Participant dies while employed by the Company or a Participating Subsidiary, or during the one-month or twelve-month periods referred to above, his Stock Options may be exercised by the Participant's estate, duly appointed representative or beneficiary who acquires the Stock Options by will or by the laws of descent and distribution, to the extent that they were exercisable on the date of cessation of his employment, but no further installments of the Participant's Stock Options will become exercisable and each of the Participant's Stock Options shall terminate on the last day of the twelfth month from the date of the Participant's death (but not later than the specified expiration dates). If a Stock Option is not exercised during the applicable period, it shall be deemed to have been forfeited and of no further force or effect.

     Notwithstanding the foregoing provisions of this Section , but subject to the other provisions of this Plan, the Option Agreement may specify longer periods for exercise of a NSO or ISO after any such an event.

     Upon action of the Committee in its sole discretion, except as provided in a written employment or consulting agreement of the Company or a Participating Subsidiary with the Participant, which is referenced in the Option Agreement, any Stock Option shall terminate immediately, and may not be exercised, (i) if prior to the date of exercise and/or delivery of certificate(s) representing shares received upon the option exercise (but in any event not later than five
(5) days after date of exercise) Participant is terminated for cause as an Employee of the Company or its Participating Subsidiary, or if not an Employee, for cause as a director or consultant for the Company or its Participating Subsidiary; or (ii) if subsequent to a Participant's termination and prior to the expiration of the term of the Stock Option conditions arise or are discovered with respect to a Participant that would have constituted cause for termination. "Cause" shall have the meaning given to it in the Participant's written employment, consultant or director agreement with the Company or Participating Subsidiary. If no such written agreement exists, "cause" shall mean (i) dishonesty which is not the result of an inadvertent or innocent mistake with respect to the Company or any of its subsidiaries; (ii) willful misfeasance or nonfeasance of duty intended to injure or having the effect of injuring in some material fashion the reputation, business or business relationships of the Company or any of its subsidiaries or any of their respective officers, directors or employees; (iii) conviction upon a charge of any crime involving moral turpitude or a crime other than a vehicle offense which could reflect in some material fashion unfavorably upon the Company or any of its subsidiaries; or (iv) willful or prolonged absence from work by the Participant (other than by reason of disability due to physical or mental illness) or failure, neglect or refusal by the Participant to perform his duties and responsibilities without the same being corrected upon thirty (30) days prior written notice. In addition, unless specifically provided otherwise in reference to this Plan in a written employment, consultant or director agreement with the Company or Participating Subsidiary, "cause" for purposes of this Section shall exist (and termination of the Stock Option may occur even if not so provided in the written employment, consultant or director agreement with the Company or Participating Subsidiary) if the Participant materially breaches any provision of an agreement with the Company or any of its subsidiaries with respect to obligations regarding non-competition, invention, ownership, confidentiality, non-solicitation of customers, and non-hire of customers and employees of the Company or a Subsidiary, or if the Participant commits a material breach of any other obligation to the Company or any of its subsidiaries under conditions where the existence of this risk of termination of the Stock Option would not constitute a substantial risk of forfeiture under
Section 83 of the Code if Section 83 of the Code would apply in respect of such Stock Options in such circumstance and require such Stock Option to be treated as taxable income to the Participant prior to exercise or transfer of the Stock Option.

     7.5 Disposition of Forfeited Stock Options. Any shares of Common Stock subject to Stock Options forfeited by a Participant shall not thereafter be eligible for purchase by the Participant, but may be made subject to Stock Options granted to other Participants.

     7.6 Conditions of Exercise. Notice of exercise shall be in the form attached to the Option Agreement and shall, in the discretion of the Company, contain a representation, in the form provided by the Company, that the shares are being purchased for investment only and not for resale or distribution, and such other representations and agreements as the Company may reasonably require, and may in addition require as a condition of exercise that the Participant execute any applicable stockholders agreement. The Company may also require as a condition of exercise that the Participant will agree, if requested by the Company in connection with a public offering of the Company's securities, to adhere to lock-up arrangements between the Company and an underwriter involved in such public offering.

                                    ARTICLE 8
                            No Contract of Employment

     Nothing in this Plan shall confer upon the Participant the right to continue as an employee, consultant or director of the Company or any Participating Subsidiary, nor shall it interfere in any way with the right of the Company, or any Participating Subsidiary, to discharge the Participant at any time for any reason whatsoever, with or without cause. The grant of a Stock Option does not imply that the Company does not anticipate either a general reduction in force or the termination of the employment, directorship or consulting position of a Participant. Nothing in this Article shall affect any rights or obligations of the Company or any Participant under any written contract of employment.

     The grant of a Stock Option does not create a fiduciary relationship between the Participant and the Company or any other person or entitle the Participant to require the Company or any other person to provide any information except as required by applicable securities or employee benefits statutes and rules and regulations issued thereunder.

                                    ARTICLE 9
                           No Rights as a Stockholder

     A Participant shall have no rights as a stockholder with respect to any shares of Common Stock subject to a Stock Option. Except as provided in Section , no adjustment shall be made in the number of shares of Common Stock issued to a Participant, or in any other rights of the Participant upon exercise of a Stock Option by reason of any dividend, distribution or other right granted to stockholders for which the record date is prior to the date of exercise of the Participant's Stock Option. The Committee, the Board and the Company have no continuing duty to provide a Participant with information concerning the Company. The Company, its subsidiaries, the Board and the Committee shall have no liability to the Participant, or the Participant's estate or transferee if:
(i) a Stock Option intended to be an ISO does not at any time qualify as an incentive stock option under the Code; or (ii) a Stock Option grant or exercise, or the subsequent sale of securities received on such exercise, does not qualify as exempt from the application of Section 16(b) of the Exchange Act; in each case even if the Participant, estate to transferee was informed it would qualify.

                                   ARTICLE 10
                                  Assignability

     No Stock Option granted under this Plan, nor any other rights acquired by Participant under this Plan, shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution. Notwithstanding the preceding sentence, the Committee, in its sole discretion, may permit the assignment or transfer of an NSO and the exercise thereof by a person other than a Participant, on such terms and conditions as the Committee in its sole discretion may determine. Any such terms shall be set forth in the Option Agreement. Any option granted under the Plan shall be null and void and without effect upon the bankruptcy of the optionee to whom the option is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such option. The terms of any rights under this Plan in the hands of a permitted transferee or assignee shall be determined as if held by the optionee and shall be of no greater extent or term than if the transfer or assignment had not taken place. In the event of a Participant's death, the Stock Option may be exercised by the personal representative of the Participant's estate or by the successor or successors in interest determined under the Participant's will or under the applicable laws of descent and distribution. The terms of any rights under this Plan in the hands of a transferee or assignee shall be determined as if held by the Participant and shall be of no greater extent or term than if the transfer or assignment had not taken place.

                                   ARTICLE 11
                  Corporate Transactions and Changes in Control

     11.1 At least fifteen (15) days prior to the consummation of a Corporate Transaction, the Company shall give Participants written notice of the proposed Corporate Transaction. The vesting schedules of all Stock Options may, at the sole discretion of the Committee, be accelerated so that the Stock Options shall become exercisable as to those shares which could be purchased under those vesting schedules 12 months after the date of consummation of the Corporation Transaction. In addition, at the sole discretion of the Committee, the vesting schedule of some or all other Stock Options may be accelerated so that all or any portion of Stock Options outstanding under the Plan immediately prior to the consummation of the Corporate Transaction shall, for all purposes under this Plan, become exercisable as of such time. If a Corporate Transaction is to occur, in lieu of allowing a Participant to exercise the Participant's Stock Options, the Board may, in its sole discretion, require some or all Participants to accept a cash payment in consideration for the termination of the Participant's Stock Options. The termination shall occur immediately prior to the consummation of the Corporate Transaction and the cash payment shall be equal to the difference between the price per share of Common Stock in the Corporate Transaction as determined by the Board and the exercise price of a Participant's Stock Options. All Stock Options, to the extent not previously exercised, shall terminate upon the consummation of such Corporate Transaction and cease to be exercisable unless expressly assumed by the successor corporation or parent thereof. Provided, however, that if the Corporate Transaction is to be accounted for as a "pooling-of-interest," then unexercised stock options shall be exchanged for similar options of the acquiror or surviving entity or voting common stock of the acquiror or surviving entity based on the value of the options, as and to the extent required by APB No. 16, accounting pronouncements of the Securities and Exchange Commission, and other authoritative principles and pronouncements concerning pooling-of-interest accounting. Notwithstanding the foregoing, the vesting of a Participant's Stock Options shall not be accelerated (if and to the extent requested in writing by the Participant) upon a Corporate Transaction if the participant is a "disqualified individual" as that term is defined in Section 280G of the Internal Revenue Code.

     11.2 The vesting schedules of all Stock Options shall be automatically accelerated so that the Stock Options shall become exercisable as to all shares subject to the Stock Options if the Participant's employment is terminated without cause by the Company within one (1) year following a Change in Control. "Without cause" means that "cause" did not exist as defined in Section .

     11.3 The employment, consulting or directorship agreement, or the Option Agreement of a Participant may contain terms which vary from Sections and upon approval of the Board and the Committee.

                                   ARTICLE 12
                                    Amendment

     The Board of Directors may from time to time alter, amend, suspend or discontinue the Plan, including, where applicable, any modifications or amendments as it shall deem advisable in order that ISOs will be classified as incentive stock options under the Code, or in order to conform to any regulation or to any change in any law or regulation applicable thereto; provided, however, that no such action shall adversely affect the rights and obligations with respect to Stock Options at any time outstanding under the Plan; and provided further that no such action shall, without the approval of the stockholders of the Company, (i) increase the maximum number of shares of Common Stock that may be made subject to Stock Options (unless necessary to effect the adjustments required by Section ), (ii) materially modify the requirements as to eligibility for participation in the Plan, or (iii) materially increase the benefits accruing to Participants under the Plan.

                                   ARTICLE 13
                         Registration of Optioned Shares

     The Stock Options shall not be exercisable unless the purchase of such optioned shares is pursuant to an applicable effective registration statement under the Securities Act and applicable state securities laws or unless, in the opinion of counsel to the Company, the proposed purchase of such optioned shares would be exempt from the registration requirements of the Securities Act and from the registration or qualification requirements of applicable state securities laws. Any certificates for such shares shall bear such legends as deemed appropriate by the Committee.

                                   ARTICLE 14
                                Withholding Taxes

     14.1 Satisfaction of Withholding Obligations. The Company or Participating Subsidiary may take such steps as it may deem necessary or appropriate for the withholding of any taxes or funds which the Company or the Participating Subsidiary is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Stock Options (collectively, "Withholding Obligations"). Such steps may include, by way of example only and not limitation, (i) requiring a Participant to remit to the Company in cash an amount sufficient to satisfy such Withholding Obligations; (ii) allowing the Participant to tender to the Company shares of Common Stock, the Fair Market Value of which at the tender date the Committee determines to be sufficient to satisfy such Withholding Obligations; (iii) withholding shares of Common Stock otherwise issuable upon the exercise of a Stock Option and which have a Fair Market Value at the exercise date sufficient to satisfy such Withholding Obligations; (iv) agreement with the Participant to withhold amounts from Participant's paycheck amounts sufficient to satisfy such Withholding Obligations; or (iv) any combination of the foregoing.

     14.2 Notification of Inquiries and Agreements. Each Participant shall notify the Company in writing within 10 days after the date such Participant (i) first obtains knowledge of any Internal Revenue Service inquiry, audit, assertion, determination, investigation, or question relating in any manner to the value of any shares of Common Stock or Stock Options granted or received hereunder; (ii) includes or agrees (including, without limitation, in any settlement, closing or other similar agreement) to include in gross income with respect to any shares of Common Stock or Stock Options received or granted hereunder (A) any amount in excess of the amount reported on Form 1099 or Form W-2 to such Participant by the Company, or (B) if no such Form was received, any amount; (iii) exercises, sells, disposes of, or otherwise transfers (other than to such Person's successors, heirs, executors or administrators, as the case may
be) a Stock Option acquired pursuant to this Plan; or (iv) sells, disposes of, or otherwise transfers (other than to such Person's successors, heirs, executors or administrators, as the case may be) shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option within the Disqualified Period. Upon request, a Participant shall provide to the Company any information or document relating to any event described in the preceding sentence which the Company (in its sole discretion) requires in order to calculate and substantiate any change in the Company's tax liability as a result of such event. "Disqualified Period" means, in the case of any Incentive Stock Option, the period beginning on the date such Stock Option is granted and ending on the later of the date (i) two years after the date such Stock Option is granted, or
(ii) one year after the transfer of any Common Stock to a Participant pursuant to the exercise of such Stock Option.

     14.3 Use of Outstanding Stock for Withholding Obligations. The Committee may, in its sole discretion, permit a Participant to satisfy such Participant's Withholding Obligations with shares of Common Stock which such Participant would otherwise be entitled to receive upon exercise, provided however, (i) that the amount of any Withholding Obligations representing federal income tax which may be satisfied in such a manner shall not exceed the lessor of: (a) the regular federal income tax withholding rate to which such Participant would be subject in respect of the taxable income arising from such exercise; and (b) the flat withholding rate applicable to supplemental wages in effect at such time under Treasury Regulations Section 31.3402(g)-1(a)(2)(ii) (or any successor provision of the Code or Treasury Regulations); (ii) provided further, that the Committee may, in its discretion, permit a Participant to satisfy federal income tax withholding in excess of the amount described in (i) above by (A) surrendering to the Company shares of Company capital stock having a Fair Market Value at the time of surrender equal to such additional withholding and which have been owned by such Participant for at least 6 months prior to such exercise, or (B) attesting in writing to such Participant ownership of shares of Common Stock having a Fair Market Value at the time of attestation equal to such additional Withholding Obligations and allowing the Company to withhold from the shares such Participant would otherwise receive an equal number of shares of Common Stock.

                                   ARTICLE 15
                             Brokerage Arrangements

     The Committee, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon the exercise of Stock Options including, without limitation, arrangements for the simultaneous exercise of Stock Options and the sale of shares acquired upon exercise.

                                   ARTICLE 16
                           Nonexclusivity of the Plan

     Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board of Directors may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Participating Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term or long-term incentive plans.

                                   ARTICLE 17
                              State Law Provisions

     All grants and exercises of Stock Options, and the sale or other disposition of securities received on such exercise, shall be subject to applicable provisions of local, state and foreign laws.

                                   ARTICLE 18
                                 Effective Date

     This Plan was adopted by the Board on April 23, 1999,and became effective on that date subject to the approval of the Company's stockholders within twelve
(12) months thereafter. However, if such approval is not obtained all provisions of this Plan, and all grants hereunder, shall nevertheless be effective except that all ISOs shall be NSOs. No Stock Options shall be granted subsequent to ten
(10) years after the effective date of the Plan. Stock Options outstanding subsequent to ten years after the effective date of the Plan shall continue to be governed by the provisions of the Plan.

                      NON-STATUTORY STOCK OPTION AGREEMENT


     This NON-STATUTORY STOCK OPTION AGREEMENT is made ________, 199 , between INFONOW CORPORATION (hereinafter referred to as the "Company"), and _______________ (hereinafter referred to as "Optionee").

     WHEREAS, Optionee is an important and valuable contributor to the Company and the Company deems it to be in its interest and in the interest of its shareholders to secure the services of Optionee for the Company or such of its subsidiary companies as may be designated by the Company; and

     WHEREAS, the Company, as an incentive to Optionee to continue to serve the Company or its subsidiaries and to increase Optionee's proprietary interest in the Company, desires to enter into this Agreement containing the terms and conditions hereinafter set forth and to grant Optionee an option to purchase shares of the Common Stock of the Company.

     NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the parties agree as follows:

     1. Grant of Option. In consideration of the foregoing, the Company hereby grants to Optionee the right and option (hereinafter referred to as "the option") to purchase __________ shares of the Company's Common Stock ("Shares") pursuant to the following schedule: subject to Section 7.4 of the Company's 1999 Stock Option Plan (the "Plan"), __________. The option shall terminate on the tenth anniversary of the date hereof and, accordingly, may not be exercised after that date. The purchase price to be paid for such Shares upon exercise of the option shall be $______ per share, being not less than the percentage of Fair Market Value of the Shares on the date of this Agreement required under the Plan. This option is granted pursuant to, and is subject to the terms and conditions of the Plan, a copy of which has been furnished to Optionee and receipt of which Optionee hereby acknowledges.

     2. Method of Exercising Option. The option may be exercised, in whole at any time or in part from time to time, by giving to the Company notice in writing to that effect. Within thirty (30) days after the receipt by it of notice of exercise of the option and upon due satisfaction of all conditions pertaining to the option as set forth in this Agreement, the Company shall cause certificates for the number of Shares with respect to which the option is exercised to be issued in the name of Optionee, or his executors, administrators, or other legal representatives, heirs, legatees, next of kin, or distributees, and to be delivered to Optionee or his executors, administrators, or other legal representatives, heirs, legatees, next of kin, or distributees. Payment of the purchase price for the shares with respect to which the option is exercised shall be made to the Company upon the delivery of such stock, together with revenue stamps or checks in an amount sufficient to pay any stock transfer taxes required on such delivery. The Company shall give the person or persons entitled to the same at least five (5) days' notice of the time and place for delivery and for the payment of such purchase price.

     3. Conditions of Option. The option is subject to the following additional conditions:

          (a) The option herein granted to Optionee is not transferable by Optionee during Optionee's lifetime, but may be transferred by will or the laws of descent and distribution.

          (b) The option may be exercised by Optionee pursuant to the terms of the Plan, but only to the extent that Optionee had the right to exercise such option at the date of termination of the Optionee's service to the Company.

     4. Representation as to Investment. Unless the Option and the shares are registered pursuant to a then effective registration statement pursuant to the Securities Act of 1933 and applicable state law, the exercise of such option and the delivery of the Shares subject to it will be contingent upon the Company being furnished by Optionee, his legal representatives, or other persons entitled to exercise such option, with a statement in writing, in substantially the form attached as Exhibit 2 hereto, that at the time of such exercise it is his or their intention to acquire the Shares being purchased solely for investment purposes and not with a view to distribution.

     5. Notices. Any notice to be given by Optionee as required by this Agreement shall be sent to the Company at its principal executive offices and any notice from the Company to Optionee shall be sent to Optionee at his address as it appears on the Company's books and records. Either party may change the address to which notices are to be sent by informing the other party in writing of the new address.

     6. Restriction Against Assignment. Except as otherwise expressly provided above, Optionee agrees on behalf of himself and of his executors and administrators, heirs, legatees, distributees, and any other person or persons claiming any benefits under him by virtue of this Agreement, that this Agreement and the rights, interests, and benefits under it shall not be assigned, transferred, pledged, or hypothecated in any way by Optionee or any executor, administrator, heir, legatee, distributee, or other person claiming under Optionee by virtue of this Agreement. Such rights, interest, or benefits shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge or hypothecation, or other disposition of this Agreement or of such rights, interests, and benefits contrary to the preceding provisions, or the levy of any attachment or similar process thereupon, shall be null and void and without effect.

     7. Further Agreements. The undersigned agrees, in connection with the issuance of the Shares, and thereafter from time to time as requested by the Company, to execute any stockholders agreement as provided in the Plan. The undersigned will, if requested, by the Company in connection with a public offering of the Company's securities, adhere to lock-up arrangements between the Company and an underwriter involved in such public offering.

     The Company or Participating Subsidiary may take such steps as it may deem necessary or appropriate for the withholding of any taxes or funds which the Company or the Participating Subsidiary is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Stock Options (collectively, "Withholding Obligations"). Such steps may include, by way of example only and not limitation, (i) requiring a Participant to remit to the Company in cash an amount sufficient to satisfy such Withholding Obligations; (ii) allowing the Participant to tender to the Company shares of Common Stock, the Fair Market Value of which at the tender date the Committee determines to be sufficient to satisfy such Withholding Obligations; (iii) withholding shares of Common Stock otherwise issuable upon the exercise of a Stock Option and which have a Fair Market Value at the exercise date sufficient to satisfy such Withholding Obligations; or (iv) any combination of the foregoing.

     The Optionee understands that the Company will require the Optionee to satisfy any applicable Withholding Obligations in connection with this option or Common Stock received pursuant thereto. The Optionee agrees to notify the Company in writing within 10 days after the date the Optionee (i) first obtains knowledge of any Internal Revenue Service inquiry, audit, assertion, determination, investigation, or question relating in any manner to the value of this option or any shares of Common Stock received pursuant hereto; (ii) includes or agrees (including, without limitation, in any settlement, closing or other similar agreement) to include in gross income with respect to this option or any shares of Common Stock received pursuant hereto (A) any amount in excess of the amount reported on Form 1099 or Form W-2 to the Optionee by the Company, or (B) if no such Form was received, any amount; or (iii) exercises, sells, disposes of, or otherwise transfers (other than to the Optionee's successors, heirs, executors or administrators, as the case may be) this option. Upon request, the Optionee shall provide to the Company any information or document relating to any event described in the preceding sentence which the Company (in its sole discretion) requires in order to calculate and substantiate any change in the Company's tax liability as a result of such event.

     IN WITNESS WHEREOF, the Company and the Optionee have executed this Non-Statutory Stock Option Agreement as of the day and year first above written.

ATTEST:                                     INFONOW CORPORATION


By:________________________                 By:_________________________________
         Secretary                                            President

                                               ---------------------------------
                                                     ______________, Optionee

EXHIBIT 1

                               NOTICE OF EXERCISE

TO:      INFONOW CORPORATION

1. The undersigned hereby elects to purchase ___________________ shares of Common Stock of INFONOW CORPORATION pursuant to the terms of the attached Non-statutory Stock Option Agreement, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                                     (Name)





                                    (Address)




Date:                                _______________________________
                                     Optionee

EXHIBIT 2

                       INVESTMENT REPRESENTATION STATEMENT

TO:      INFONOW CORPORATION

With respect to the ____________________ shares of Common Stock ("Shares") of INFONOW CORPORATION ("Company") which the undersigned ("Purchaser") has purchased from the Company today, the Purchaser hereby represents and warrants as follows:

1. The Purchaser acknowledges that he has received no formal prospectus or offering memorandum describing the business and operations of the Company. He has, however, by virtue of his relationship with the Company, been given access to all information that he believes is material to his decision to purchase the Shares. The Purchaser has had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning its business operations. Any questions raised by the Purchaser have been answered to his satisfaction.

2. The Shares are being acquired by the Purchaser for his account, for investment purposes only, and not with a view to the distribution or resale thereof.

3. No representations or promises have been made concerning the marketability or value of the Shares. The Purchaser understands that there is currently no market for the transfer of the Shares. The Purchaser further acknowledges that, because the Shares have not been registered under the Securities Act of 1933, and cannot be resold unless they are subsequently registered under said Act or an exemption from registration is available, the Purchaser must continue to bear the economic risk of his investment in the Shares for an indefinite period of time. Specifically, the Purchaser agrees that the Shares may not be transferred until the Company has received an opinion of counsel reasonably satisfactory to it that the proposed transfer will not violate federal or state securities laws unless the Company receives this requirement. The Company has not agreed or represented to the Purchaser that the Shares will be purchased or redeemed from the Purchaser at any time in the future. Further, there have been no representations, promises, or agreements that the Shares will be registered under the Securities Act of 1933 at any time in the future or otherwise qualified for sale under the applicable securities laws. The Purchaser further understands that a notation will be made on the appropriate records of the Company and on the Stock Certificate representing the Shares so that the transfer of Shares will not be effected on those records without compliance with the restrictions referred to above.

Date:
                                    Purchaser

                        INCENTIVE STOCK OPTION AGREEMENT


     This INCENTIVE STOCK OPTION AGREEMENT is made ________, 199 , between INFONOW CORPORATION (hereinafter referred to as the "Company"), and _______________ (hereinafter referred to as "Optionee").

     WHEREAS, Optionee is an important and valuable employee of the Company and the Company deems it to be in its interest and in the interest of its shareholders to secure the services of Optionee for the Company or such of its subsidiary companies as may be designated by the Company; and

     WHEREAS, the Company, as an incentive to Optionee to continue to remain in the employment of the Company or its subsidiaries and to increase Optionee's proprietary interest in the Company, desires to enter into this Agreement containing the terms and conditions hereinafter set forth and to grant Optionee an option to purchase shares of the Common Stock of the Company.

     NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter contained, and for other good and valuable consideration, the parties agree as follows:

     1. Grant of Option. In consideration of the foregoing, the Company hereby grants to Optionee the right and option (hereinafter referred to as "the option") to purchase __________ shares of the Company's Common Stock ("Shares") pursuant to the following schedule: subject to Section 7.4 of the Company's 1999 Stock Option Plan (the "Plan"), ____________. The option shall terminate on the [tenth]/[fifth]/[______]1 anniversary of the date hereof and, accordingly, may not be exercised after that date. The purchase price to be paid for such Shares upon exercise of the option shall be $______ per share, being not less than [100%]/[110%] 2 of the fair market value of the Shares on the date of this Agreement. This option is granted pursuant to, and is subject to the terms and conditions of the Plan, a copy of which has been furnished to Optionee and receipt of which Optionee hereby acknowledges.

          2. Method of Exercising Option. The option may be exercised, in whole at any time or in part from time to time, by giving to the Company notice in writing to that effect. Within thirty (30) days after the receipt by it of notice of exercise of the option and upon due satisfaction of all conditions pertaining to the option as set forth in this Agreement, the Company shall cause certificates for the number of Shares with respect to which the option is exercised to be issued in the name of Optionee, or his executors,


-------

1 Circle "fifth" (or insert a shorter period) if the Optionee holds stock possessing more than 10% of the total combined voting power of all classes of Company stock (not counting options). Circle "tenth" (or insert a shorter period) if the Optionee holds stock with 10% or less of the voting power (not counting options).

2 Circle "110%" if the Optionee holds stock possessing more than 10% of the total combined voting power of all classes of Company stock (not counting options). Circle "100%" if the Optionee holds stock with 10% or less of the voting power (not counting options).

administrators, or other legal representatives, heirs, legatees, next of kin, or distributees, and to be delivered to Optionee or his executors, administrators, or other legal representatives, heirs, legatees, next of kin, or distributees. Payment of the purchase price for the shares with respect to which the option is exercised shall be made to the Company upon the delivery of such stock, together with revenue stamps or checks in an amount sufficient to pay any stock transfer taxes required on such delivery. The Company shall give the person or persons entitled to the same at least five (5) days' notice of the time and place for delivery and for the payment of such purchase price.

     3. Conditions of Option. The option is subject to the following additional conditions:

          (a) The option herein granted to Optionee shall not be transferable by Optionee other than by will or the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him.

          (b) The option may be exercised by Optionee pursuant to the terms of the Plan, but only to the extent that Optionee had the right to exercise such option at the date of termination of the Optionee's employment with the Company.

     4. Representation as to Investment. Unless the Option and the shares are registered pursuant to a then effective registration statement pursuant to the Securities Act of 1933 and applicable state law, the exercise of such option and the delivery of the Shares subject to it will be contingent upon the Company being furnished by Optionee, his legal representatives, or other persons entitled to exercise such option, with a statement in writing, in substantially the form attached as Exhibit 2 hereto, that at the time of such exercise it is his or their intention to acquire the Shares being purchased solely for investment purposes and not with a view to distribution.

     5. Qualification of Option. The option is intended to qualify as an incentive stock option within the meaning of the Internal Revenue Code of 1986, as amended, and shall be so construed, provided, however, that nothing herein shall be deemed to be or interpreted as a representation, guarantee, or other undertaking on the part of the Company that such option is or will be determined to be an incentive stock option within that or any other section of the Internal Revenue Code.

     6. Notices. Any notice to be given by Optionee as required by this Agreement shall be sent to the Company at its principal executive offices and any notice from the Company to Optionee shall be sent to Optionee at his address as it appears on the Company's books and records. Either party may change the address to which notices are to be sent by informing the other party in writing of the new address.

     7. Restriction Against Assignment. Except as otherwise expressly provided above, Optionee agrees on behalf of himself and of his executors and administrators, heirs, legatees, distributees, and any other person or persons claiming any benefits under him by virtue of this Agreement, that this Agreement and the rights, interests, and benefits under it shall not be assigned, transferred, pledged, or hypothecated in any way by Optionee or any executor, administrator, heir, legatee, distributee, or other person claiming under Optionee by virtue of this Agreement. Such rights, interest, or benefits shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge or hypothecation, or other disposition of this Agreement or of such rights, interests, and benefits contrary to the preceding provisions, or the levy of any attachment or similar process thereupon, shall be null and void and without effect.

     8. Further Agreements. The undersigned agrees, in connection with the issuance of the Shares, and thereafter from time to time as requested by the Company, to execute any stockholders agreement as provided in the Plan. The undersigned will, if requested, by the Company in connection with a public offering of the Company's securities, adhere to lock-up arrangements between the Company and an underwriter involved in such public offering.

     The Company or Participating Subsidiary may take such steps as it may deem necessary or appropriate for the withholding of any taxes or funds which the Company or the Participating Subsidiary is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with any Stock Options (collectively, "Withholding Obligations"). Such steps may include, by way of example only and not limitation, (i) requiring a Participant to remit to the Company in cash an amount sufficient to satisfy such Withholding Obligations; (ii) allowing the Participant to tender to the Company shares of Common Stock, the Fair Market Value of which at the tender date the Committee determines to be sufficient to satisfy such Withholding Obligations; (iii) withholding shares of Common Stock otherwise issuable upon the exercise of a Stock Option and which have a Fair Market Value at the exercise date sufficient to satisfy such Withholding Obligations; or (iv) any combination of the foregoing.

     The Optionee understands that the Company will require the Optionee to satisfy any applicable Withholding Obligations in connection with this option or Common Stock received pursuant thereto. The Optionee agrees to notify the Company in writing within 10 days after the date the Optionee (i) first obtains knowledge of any Internal Revenue Service inquiry, audit, assertion, determination, investigation, or question relating in any manner to the value of this option or any shares of Common Stock received pursuant hereto; (ii) includes or agrees (including, without limitation, in any settlement, closing or other similar agreement) to include in gross income with respect to this option or any shares of Common Stock received pursuant hereto (A) any amount in excess of the amount reported on Form 1099 or Form W-2 to the Optionee by the Company, or (B) if no such Form was received, any amount; (iii) exercises, sells, disposes of, or otherwise transfers (other than to the Optionee's successors, heirs, executors or administrators, as the case may be) this option; or (iv) sells, disposes of, or otherwise transfers Stock acquired pursuant to this Agreement within the Disqualified Period. "Disqualified Period" means, in the case of any Option, the period beginning on the date such Option is granted and ending on the later of the date (a) two years after the date such Option is granted, or (b) one year after the transfer of any Stock to an Optionee pursuant to the exercise of such Option. Upon request, the Optionee shall provide to the Company any information or document relating to any event described in the preceding sentence which the Company (in its sole discretion) requires in order to calculate and substantiate any change in the Company's tax liability as a result of such event.

     IN WITNESS WHEREOF, the Company and the Optionee have executed this Incentive Stock Option Agreement as of the day and year first above written.

ATTEST:                                     INFONOW CORPORATION


By:________________________                 By:__________________________
        Secretary                                      President

                                               ------------------------------
                                               ______________, Optionee

EXHIBIT 1

                               NOTICE OF EXERCISE

TO:      INFONOW CORPORATION

1. The undersigned hereby elects to purchase ___________________ shares of Common Stock of INFONOW CORPORATION pursuant to the terms of the attached Incentive Stock Option Agreement, and tenders herewith payment of the purchase price of such shares in full.

2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                                     (Name)





                                    (Address)




Date:                                _______________________________
                                     Optionee

EXHIBIT 2

                       INVESTMENT REPRESENTATION STATEMENT

TO:      INFONOW CORPORATION

With respect to the ____________________ shares of Common Stock ("Shares") of INFONOW CORPORATION ("Company") which the undersigned ("Purchaser") has purchased from the Company today, the Purchaser hereby represents and warrants as follows:

1. The Purchaser acknowledges that he has received no formal prospectus or offering memorandum describing the business and operations of the Company. He has, however, by virtue of his relationship with the Company, been given access to all information that he believes is material to his decision to purchase the Shares. The Purchaser has had the opportunity to ask questions of, and receive answers from, representatives of the Company concerning its business operations. Any questions raised by the Purchaser have been answered to his satisfaction.

2. The Shares are being acquired by the Purchaser for his account, for investment purposes only, and not with a view to the distribution or resale thereof.

3. No representations or promises have been made concerning the marketability or value of the Shares. The Purchaser understands that there is currently no market for the transfer of the Shares. The Purchaser further acknowledges that, because the Shares have not been registered under the Securities Act of 1933, and cannot be resold unless they are subsequently registered under said Act or an exemption from registration is available, the Purchaser must continue to bear the economic risk of his investment in the Shares for an indefinite period of time. Specifically, the Purchaser agrees that the Shares may not be transferred until the Company has received an opinion of counsel reasonably satisfactory to it that the proposed transfer will not violate federal or state securities laws unless the Company receives this requirement. The Company has not agreed or represented to the Purchaser that the Shares will be purchased or redeemed from the Purchaser at any time in the future. Further, there have been no representations, promises, or agreements that the Shares will be registered under the Securities Act of 1933 at any time in the future or otherwise qualified for sale under the applicable securities laws. The Purchaser further understands that a notation will be made on the appropriate records of the Company and on the Stock Certificate representing the Shares so that the transfer of Shares will not be effected on those records without compliance with the restrictions referred to above.

Date:
                                    Purchaser